As filed with the Securities and Exchange Commission on October 4, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAREDX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	8071	94-3316839
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3260 Bayshore Boulevard

Brisbane, California 94005

(415) 287-2300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Peter Maag

Chief Executive Officer

CareDx, Inc.

3260 Bayshore Boulevard

Brisbane, California 94005

(415) 287-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq. Paul Hastings LLP 1117 S. California Avenue Palo Alto, California 94304 (650) 320-1804	W. Morgan Burns, Esq. Jonathan R. Zimmerman, Esq. Faegre Baker Daniels LLP 90 S. Seventh Street, Suite 2200 Minneapolis, Minnesota 55402 (612) 766-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (Registration No. 333-220319)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, par value $0.001 per share	852,840	$4.00	$3,411,360	$424.71

(1)	Includes 111,240 additional shares of common stock that the underwriters have the option to purchase to cover over-allotments.
(2)	The Registrant is registering 852,840 shares, which is in addition to the 4,140,000 shares registered pursuant to the Form S-1 Registration Statement, as amended (Registration No. 333-220319).
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation by Reference

This Registration Statement on Form S-1 relating to the public offering of shares of common stock of CareDx, Inc. (the “Registrant”) contemplated by the Registration Statement on Form S-1 (File No. 333-220319), as amended (the “Prior Registration Statement”), is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the number of shares of common stock offered by the Registrant by 852,840 shares of common stock, including 111,240 shares that may be sold pursuant to an option to purchase additional shares granted to the underwriters to cover over-allotments, if any. The contents of the Prior Registration Statement, including all exhibits thereto, which was declared effective by the Securities and Exchange Commission on October 4, 2017, are hereby incorporated by reference.

The required opinion and consent are listed on the Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Paul Hastings LLP (contained in Exhibit 5.1).

24.1†	Power of Attorney.

†	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220319) initially filed with the Commission on September 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on October 4, 2017.

CAREDX, INC.

By:	/s/ Peter Maag
Peter Maag President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Maag	President, Chief Executive Officer and Director	October 4, 2017
Peter Maag	(Principal Executive Officer)

/s/ Michael Bell	Chief Financial Officer	October 4, 2017
Michael Bell	(Principal Financial and Accounting Officer)

*	Director	October 4, 2017
George W. Bickerstaff

*	Director	October 4, 2017
Fred E. Cohen

*	Director	October 4, 2017
Michael Goldberg

*	Director	October 4, 2017
William Hagstrom

*	Director	October 4, 2017
Ralph Snyderman

*By:	/s/ Peter Maag
Peter Maag
Attorney-in-Fact